POWER OF ATTORNEY

Know all men by these presents that the undersigned hereby constitutes and appoints each of Erin F. Siegfried, Anne Kruger, Lani M. Duffy and
Virginia L. Mockler acting singly, his/her true and lawful attorney-in-fact to:

(1)	prepare, execute in the undersigned?s name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Huntington Bancshares Incorporated (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder or any other form, statement, certification or representation required under the federal securities laws including Form 144 (hereinafter collectively referred to as "Forms");

(3)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms, complete and execute any amendment or amendments thereto, and file such Forms with the SEC and any securities exchange or similar authority; and

(4)	 take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This Power of Attorney shall remain in full force effect until the undersigned is no longer subject to
Section 16
of the Securities Exchange Act of 1934 and the rules thereunder with respect to transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any other federal securities laws.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of March 2024.


Signature:	/s/	Teresa H. Shea

Print Name:		Teresa H. Shea